UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2016
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Bylaws.
On October 24, 2016, Tesoro Corporation’s ("Tesoro" or the "Company") Board of Directors (the "Board") approved amendments to our Amended and Restated Bylaws that, among other things, implement “proxy access,” allowing eligible stockholders to include their own nominees for director in our proxy materials along with the Board-nominated candidates. The Amended and Restated Bylaws are effective as of November 1, 2016.
Article 2 of the Bylaws was amended by, among other things:

•
adding Section 2.16, which permits a stockholder, or group of twenty or fewer stockholders, owning at least 3% of Tesoro’s outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws;

•
amending Section 2.9 to change the vote required for stockholders to approve matters in limited situations where there is an additional voting standard outside the Bylaws by making that external standard the only vote applicable to the matter;

•
amending Section 2.15 to provide greater specificity about the information required to be included in any notice provided by a stockholder seeking to conduct business or nominate a director candidate at a stockholder meeting and to clarify that all director nominees, whether nominated by Tesoro, in a proxy contest or through proxy access, must provide Tesoro with certain specified information; and

•
updating various provisions in Article 2 to provide greater clarity around the conduct of stockholder meetings and the authority of the Board and the meeting chair with respect to meetings (e.g., making it explicit that, in addition to adjourning stockholder meetings, Tesoro has authority to recess and postpone meetings).

Article 3 of the Bylaws was amended by, among other things:

•	providing that Tesoro is managed by “or under the direction” of the Board;

•
giving the Lead Director authority to call special meetings of the Board (along with the Chairman of the Board and the President) and increasing the number of directors required to call a special meeting of the Board from two directors to a majority of the directors then in office;

•	reducing the time for giving electronic notice of special Board meetings to 24 hours from two days;

•	allowing “another person designated by the Board” (e.g., the Lead Director) to preside at meetings of the directors in the absence of the Chairman of the Board and the President; and

•	removing language stating that the Chairman of the Board supervises Tesoro’s business operations.
Article 4 of the Bylaws was amended by, among other things:

•	clarifying the authority that the Board can delegate to its committees under the Delaware General Corporation Law; and

•	providing authority for the Board and individual committees to appoint alternates in the event a committee member is unable to attend a meeting.
Article 5 of the Bylaws was amended to, among other things:

•	modernizing the officer provisions and providing greater flexibility in appointing and delegating duties to officers; and

•	clarifying that the Board does not appoint all Vice Presidents, and that individuals with a Vice President title are not officers of Tesoro unless they are appointed by the Board.

Article 13 of the Bylaws was amended by adding Section 13.4, which is a set of emergency Bylaws that apply in the context of certain emergency situations, as described in the Delaware General Corporation Law, enabling the Board or a committee to meet even though the usual quorum of directors is not available.
Article 14 of the Bylaws was amended to streamline the language on approving Bylaw amendments.
The amendments also include a number of immaterial modifications intended to provide clarification and consistency and to update various provisions in light of and statutory regulatory changes.
The foregoing description of the amendments is qualified in its entirety by reference to the text of Tesoro’s Amended and Restated Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws of Tesoro Corporation (amended and restated effective November 1, 2016).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 25, 2016

TESORO CORPORATION
By:	/s/ KIM K.W. RUCKER
Kim K.W. Rucker
Executive Vice President, General Counsel and Secretary

Index to Exhibit

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Tesoro Corporation, dated effective November 1, 2016